SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2009 (March 9, 2009)

YANGLIN SOYBEAN, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-52127	20-4136884
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

NO. 99 FANRONG STREET, JIXIAN COUNTY
SHUANG YA SHAN CITY
HEILONGJIANG PROVINCE
CHINA, 155900
TELEPHONE: 86-469-469300
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Directors.

On March 9, 2009, Yanglin Soybean, Inc. (the “Company”) appointed three new directors: Mr. Albert McLelland, who will serve as the Chairman of Audit Committee; Mr. Michael Marks, who will serve as the Chairman of Compensation Committee; and Mr. Xiao Feng, who will serve as the Chairman of Governance and Nominating Committee.

Mr. Albert McLelland has been senior managing director of AmPac Strategic Capital LLC (AmPac) since 2003. He is also a founder and managing director of AmPac-TDJ LLC. Prior to founding AmPac, Albert was responsible for cross-border transactions practice of PricewaterhouseCoopers’ (PwC) Financial Advisory Services. Albert possesses extensive investment and merchant banking experience. He has built two Asian based financial service firms in 1980-1990’s. He also ran corporate finance at CEF Taiwan Limited. Albert began his investment banking career at Shearson Lehman underwriting bond issues. Albert holds an MBA degree from the University of Chicago and a Master of International Affairs from Columbia University. He did his undergraduate studies at the University of South Florida and also studied Mandarin at the National Normal University in Taiwan.

Mr. Michael Marks is the President and Director of Middle Kingdom Alliance Corp., a special purpose acquisition corporation listed on Over-the-Counter Bulletin Board. Until December 2007 he was a managing director and principal of Sonnenblick Goldman Asia Pacific Limited, a firm that provides advisory services in real estate investments. Previously, Mr. Marks served as a director of Horwath Asia Pacific from January 2002 to December 2005 and was the Chief Executive Officer and Director at B2Globe Limited from May 2001 to August 2002. Mr. Marks received both Bachelor’s and Master’s Degrees in Commerce from the University of the Witwatersrand in Johannesburg, South Africa in 1994 and 1997, respectively, and also received a Bachelor’s Degree in Psychology from the University of South Africa in 1998. In 1997, Mr. Marks qualified as a Chartered Accountant in South Africa, and in 1999 as a Fellow of the Association of International Accountants in the United Kingdom.

Mr. Xiao Feng has been the President of Soybean Research & Development Center of Heilongjiang Province since November 2005.  He has also been the Vice President of Northeastern Agriculture University since September 2007.  He was the section chief for Development and Planning in Science & Technology division of Heilongjiang Provincial government from March 1998 to November 2005.  He obtained his Medical Doctor’s degree from Harbin Medical University in 1983.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Effective March 9, 2009, the Company’s board of directors adopted new bylaws, a copy of which is attached to this Current Report as Exhibit 3.1.

Item 5.05 Amendments to the Registrant’s Code of Ethics.

On March 9, 2009, the Company’s board of directors adopted a new Code of Ethics, a copy of which is attached to this Current Report as Exhibit 14.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1	Bylaws of the Company
14.1	Code of Ethics of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yanglin Soybean, Inc.

Date: March 12, 2009	By:	/s/ SHULIN LIU
Shulin Liu Chief Executive Officer (Principal Executive Officer)